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                                                              Exhibit 99b.(g)(3)

                                   APPENDIX A
                           TO THE CUSTODIAN AGREEMENT
                              BETWEEN LAUDUS TRUST
                                       AND
                       STATE STREET BANK AND TRUST COMPANY
                         AMENDED AS OF MARCH 30, 2004

This Agreement is applicable to the following series of the Trust:

     Laudus Rosenberg U.S. Small Capitalization Fund
     Laudus Rosenberg Discovery Fund
     Laudus Rosenberg U.S. Large Capitalization Fund
     Laudus Rosenberg U.S. Large Capitalization Growth Fund
     Laudus Rosenberg U.S. Large Capitalization Value Fund
     Laudus Rosenberg International Equity Fund
     Laudus Rosenberg International Small Capitalization Fund
     Laudus Rosenberg European Fund